Exhibit 99.1

FOR IMMEDIATE RELEASE
December 8, 2015	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS Q4 AND FISCAL YEAR END RESULTS
Total Revenues +77% with Restaurant Level Operating Profit +63% in Q4*
Adjusted EBITDA +150% in Q4 *
Conference Call Tuesday, December 8, 2015, at 3:00 p.m. MST/5:00 p.m. EST

(DENVER, CO) Good Times Restaurants Inc. (GTIM), operator of Good Times Burgers & Frozen Custard, a regional quick service restaurant chain focused on fresh, high quality, all natural products and Bad Daddy’s Burger Bar, a full service, upscale concept today announced its preliminary unaudited financial results for the fourth fiscal quarter ended September 30, 2015.

Key highlights of the Company’s financial results vs prior year include:

•
Same store sales for company-owned Good Times restaurants increased 6.8% for the quarter and 6.9% for the year on top of last year’s increase of 11.9% for the quarter and 14.6% for the year, which makes over five years of consecutive quarterly same store sales growth

•	Same store sales for company-owned Bad Daddy’s restaurants increased 6.8% for the quarter

•	Total revenues increased 77% to $14,551,000 for the quarter and increased 59% to $44,057,000 for the year, which reflects the acquisition of Bad Daddy’s International on May 7, 2015

•	Restaurant Level Operating Profit (a non-GAAP measure) for Good Times restaurants increased $80,000 or 6.4% over last year during the quarter and increased $470,000 or 10.3% for the year*

•	Sales for the Bad Daddy’s restaurants for the quarter were $6,636,000 and Bad Daddy’s Restaurant Level Operating Profit (a non-GAAP measure) was $994,000 or 15.0% as a percent of sales *

•	Total Restaurant Level Operating Profit (a non-GAAP measure) increased 63% to $2,331,000 for the quarter *

•
Net Loss for the quarter was $52,000 versus $150,000 last year, including an increase in general and administrative expenses of $316,000 from last year and a total of $87,000 in one-time acquisition costs related to the acquisition of Bad Daddy’s International

•	Adjusted EBITDA (a non-GAAP measure) for the quarter increased 150% to $876,000 from $350,000 and increased 200% to $2,503,000 from $836,000 for the fiscal year*

•	The Company ended the quarter with $13.8 million in cash

*For a reconciliation of restaurant level operating profit and Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

Boyd Hoback, President & CEO said “We are pleased with our results from both brands in the fourth quarter and look forward to another year of robust growth for the company in fiscal 2016.  We are absorbing some excess labor costs on Bad Daddy’s right now as we ramp up for our new store openings that are on a fairly tightly compressed timetable and we continue to invest in training and staffing in the North Carolina restaurants.  Our same store sales trends so far in the first quarter of fiscal 2016 have continued to increase in the mid-single digits for both brands.   Our focus is on executing on our new Bad Daddy’s openings, continuing to increase our same store sales and building a high quality team to support our growth.”

Hoback concluded, “Subsequent to the fiscal year end we opened one Bad Daddy’s restaurant in late October, will open one on December 8 and are on track for one in each of January, February and March with additional stores during the remainder of fiscal 2016.  We are working on our development for fiscal 2017, which we anticipate will include new stores in Colorado, North Carolina and additional new markets.”

Preliminary 2016 Outlook:

The Company currently anticipates the following for fiscal 2016:

•	Total revenues of approximately $67 million to $69 million

•	Total revenue estimates assume same store sales growth of approximately 4% for the Good Times concept and low single digits for the Bad Daddy’s concept

•	General and administrative expenses of approximately $6.1 million to $6.2 million, including approximately $800,000 of non-cash equity compensation expense

•	The opening of 1 new Good Times restaurant

•	The opening of 8 new Bad Daddy’s restaurants (two signed leases on new developments originally planned for fiscal 2016 won’t be delivered by the landlords until later in fiscal 2016)

•
Total Adjusted EBITDA* of approximately $4.2 million to $4.5 million (versus a previous range of $4.8 million to $5.5 million with the adjustment weighted toward the first 6 months of the fiscal year due to the timing of new Bad Daddy’s restaurant development)

•	Restaurant pre-opening expenses of approximately $2.6 million to $2.7 million

•	Capital expenditures (net of tenant improvement allowances) of approximately $10 million to $11 million

Conference Call: Management will host a conference call to discuss its fourth quarter and fiscal 2015 financial results on Tuesday, December 8, 2015 at 3:00 p.m. MST/5:00 p.m. EST.  Hosting the call will be Boyd Hoback, President and Chief Executive Officer, and Jim Zielke, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing (866) 209-0088, conference code 79858905.  The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com under the Investor Homepage “Events & Presentations” section. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. (GTIM) operates Good Times Burgers & Frozen Custard, a regional chain of quick service restaurants located primarily in Colorado, in its wholly owned subsidiary, Good Times Drive Thru Inc.  Good Times provides a menu of high quality all natural hamburgers, 100% all natural chicken tenderloins, fresh frozen custard, fresh cut fries, fresh lemonades and other unique offerings.  Good Times currently operates and franchises 38 restaurants.

GTIM owns and operates Bad Daddy’s Burger Bar restaurants.  Bad Daddy’s Burger Bar is a full service, upscale, “small box” restaurant concept featuring a chef driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft microbrew beers in a high energy atmosphere that appeals to a broad consumer base.

Forward Looking Statements: This press release contains forward looking statements within the meaning of federal securities laws.  The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements.  These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward looking statements.  These risks include such factors as the uncertain nature of current restaurant development plans and the ability to implement those plans, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the “Risk Factors” section of Good Times’ Annual Report on Form 10-K/A for the fiscal year ended September 30, 2014 filed with the SEC.  Although Good Times may from time to time voluntarily update its forward looking statements, it disclaims any commitment to do so except as required by securities laws.

GOOD TIMES RESTAURANTS INC INVESTOR RELATIONS CONTACTS:
Boyd E. Hoback, President and CEO, (303) 384-1411	Jim Zielke, Chief Financial Officer (303) 384-1432
Christi Pennington (303) 384-1440	Mike Porter, Porter, LeVay & Rose (212) 564-4700

Good Times Restaurants Inc.
Unaudited Supplemental Information
(In thousands, except per share amounts)

	Three Months Ended September 30,		Twelve Months Ended September 30,
Statement of Operations	2015	2014	2015	2014
Net revenues:
Restaurant sales	$14,353	$8,142	$43,517	$27,368
Area development and franchise fees	0	0	0	6
Franchise revenues	198	101	540	369
Total net revenues	14,551	8,243	44,057	27,743

Restaurant Operating Costs:
Food and packaging costs	4,807	2,800	14,567	9,273
Payroll and other employee benefit costs	4,834	2,632	14,387	8,915
Restaurant occupancy costs	1,045	635	3,359	2,379
Other restaurant operating costs	1,336	646	3,696	2,165
Royalty expense	0	36	123	54
New store preopening costs	206	220	784	669
Depreciation and amortization	433	188	1,246	636
Total restaurant operating costs	12,661	7,157	38,162	24,091

General and administrative costs	1,226	910	4,102	2,803
Advertising costs	367	209	1,264	988
Acquisition costs	87	0	648	0
Franchise costs	26	32	111	96
Loss (gain) on disposal of restaurants and equipment	27	3	9	(16)
Income (loss) from operations	157	(68)	(239)	(219)

Other income (expense):
Interest income (expense), net	(27)	0	(49)	5
Other expense	(2)	(2)	(7)	(10)
Affiliate investment income (loss)	0	11	(5)	(146)
Total other income (expenses), net	(29)	9	(61)	(151)
Net income (loss)	$128	$(59)	$(300)	$(370)
Income attributable to non-controlling interest	(180)	(91)	(491)	(320)
Net loss attributable to Good Times Restaurants Inc.	$(52)	$(150)	$(791)	$(690)
Preferred stock dividends	0	0	0	59
Net loss attributable to common shareholders	$(52)	$(150)	$(791)	$(749)

Basic and diluted loss per share	$(0.00)	$(0.02)	$(0.08)	$(0.12)

Basic and diluted weighted average common shares outstanding	12,249	7,643	10,510	6,152

Good Times Restaurants Inc.
Unaudited Supplemental Information
(In thousands, except per share amounts)

	September 30,
Balance Sheet Data	2015	2014
	(In thousands)
Cash & cash equivalents	$13,809	$9,894
Current assets	14,728	10,391
Property and Equipment, net	14,222	5,754
Other assets	19,278	736
Total assets	$48,228	$16,881

Current liabilities, including capital lease obligations and long-term debt due within one year	7,258	2,550
Long-term debt due after one year	1,093	177
Capital lease obligations due after one year	11	42
Other liabilities	1,609	791
Total liabilities	$9,971	$3,560
Stockholders’ equity	$38,257	$13,321

Supplemental Information:

	Good Times Burgers & Frozen Custard				Bad Daddy’s Burger Bar
	Three Months Ended		Twelve Months Ended		Three Months Ended		Twelve Months Ended
	September 30,		September 30,		September 30,		September 30,
	2015	2014	2015	2014	2015	2014	2015	2014
Restaurant Sales (in thousands)	$7,717	$6,936	$28,521	$25,566	$6,636	$1,206	$14,996	$1,802
Restaurants open during period	-	-	2	-	-	-	1	1
Restaurants acquired on May 7, 2015	-	-	-	-	-	-	7	-
Restaurants open at period end	27	25	27	25	10	2	10	2

Restaurant operating weeks	349.9	328.6	1,358.1	1,303.6	131.4	22.4	289.4	43.6

Average weekly sales per restaurant (in thousands)	22.1	21.1	21.0	19.6	50.5	53.8	51.8	41.4

Reconciliation of Non-GAAP Measurements to US GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income (Loss) from Operations
(In thousands, except percentage data)

	Good Times Burgers & Frozen Custard				Bad Daddy’s Burger Bar				Good Times Restaurants Inc
	Three Months Ended				Three Months Ended				Three Months Ended
	September 30,				September 30,				September 30,
	2015		2014		2015		2014		2015	2014

Restaurant Sales	$7,717	100.0%	$6,936	100.0%	$6,636	100.0%	$1,206	100.0%	$14,353	$8,142
Restaurant Operating Costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	2,632	34.1%	2,403	34.6%	2,175	32.8%	397	32.9%	4,807	2,800
Payroll and other employee benefit costs	2,447	31.7%	2,155	31.1%	2,387	36.0%	477	39.6%	4,834	2,632
Restaurant occupancy costs	661	8.6%	564	8.1%	384	5.8%	71	5.9%	1,045	635
Other restaurant operating costs	640	8.3%	557	8.0%	696	10.5%	89	7.4%	1,336	646
Restaurant-level operating profit	1,337	17.3%	1,257	18.1%	994	15.0%	172	14.3%	2,331	1,429

Franchise royalty income and expense, net									198	65

Deduct - Other operating:
Depreciation and amortization									433	188
General and administrative									1,226	910
Advertising costs									367	209
Acquisition costs									87	0
Franchise costs									26	32
Loss on disposal of restaurants and equipment									27	3
Preopening costs									206	220
Total other operating									2,372	1,562

Income (loss) from Operations									157	(68)

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues, as opposed to total revenues.

Reconciliation of Non-GAAP Measurements to US GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Loss from Operations
(In thousands, except percentage data)

	Good Times Burgers & Frozen Custard				Bad Daddy’s Burger Bar				Good Times Restaurants Inc
	Twelve Months Ended				Twelve Months Ended				Twelve Months Ended
	September 30,				September 30,				September 30,
	2015		2014		2015		2014		2015	2014
Restaurant Sales	$28,521	100.0%	$25,566	100.0%	$14,996	100.0%	$1,802	100.0%	$43,517	$27,368
Restaurant Operating Costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	9,734	34.1%	8,655	33.9%	4,833	32.2%	618	34.3%	14,567	9,273
Payroll and other employee benefit costs	8,967	31.4%	8,092	31.7%	5,420	36.1%	823	45.7%	14,387	8,915
Restaurant occupancy costs	2,503	8.8%	2,236	8.7%	856	5.7%	143	7.9%	3,359	2,379
Other restaurant operating costs	2,264	7.9%	2,000	7.8%	1,432	9.5%	165	9.2%	3,696	2,165
Restaurant-level operating profit	5,053	17.7%	4,583	17.9%	2,455	16.4%	53	2.9%	7,508	4,636

Franchise royalty income and expense, net									417	321

Deduct - Other operating:
Depreciation and amortization									1,246	636
General and administrative									4,102	2,803
Advertising costs									1,264	988
Acquisition costs									648	0
Franchise costs									111	96
Loss (gain) on disposal of restaurants and equipment									9	(16)
Preopening costs									784	669
Total other operating									8,164	5,176

Income (Loss) from Operations									$(239)	$(219)

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues, as opposed to total revenues.

The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation.  The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because, similar to depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the three and twelve months ended September 30, 2015 and September 30, 2014, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA
(In thousands)

Good Times Restaurants Inc.
	Three Months Ended September 30,		Twelve Months Ended September 30,
	2015	2014	2015	2014
Net loss as reported	$(52)	$(150)	$(791)	$(690)

Adjustments to net loss:
Interest expense (income), net	27	0	49	(5)
Depreciation and amortization	405	201	1,224	683
Preopening expense	206	220	784	669
Non-cash stock based compensation	161	65	478	162
Non-recurring acquisition costs	87	0	648	0
GAAP rent in excess of cash rent	15	11	102	33
Non-cash disposal of assets	27	3	9	(16)
Adjusted EBITDA	$876	$350	$2,503	$836

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.